Exhibit 99.2

MERIDIAN BIOSCIENCE, INC. AND SUBSIDIARIES

Introduction to Unaudited Pro Forma Combined Statement of Operations

Year Ended September 30, 2018

(in thousands)

On June 3, 2019, Meridian Bioscience, Inc. (“Meridian”) acquired the business of GenePOC Inc., (“GenePOC”), a Quebec City, Quebec, Canada based provider of molecular diagnostic instruments and assays. The purchase agreement contemplates a maximum total consideration of up to $120,000, which based upon the current preliminary valuation is estimated at a total fair value of approximately $77,502.

As used herein, the terms “the Company,” “we” and “our” refer to Meridian Bioscience, Inc., and where applicable its consolidated subsidiaries. The Company and GenePOC have different fiscal year ends. The financial periods presented in this Form 8-K/A are based on Meridian’s fiscal periods. For purposes of presenting this pro forma financial statement, we used: (i) Meridian’s Statement of Operations for the year ended September 30, 2018, as filed with the Securities and Exchange Commission (“SEC”) in our most recent Annual Report on Form 10-K; and (ii) the audited Abbreviated Statement of Net Revenues and Direct Operating Expenses of the Business Acquired from GenePOC for the year ended December 31, 2018, since this fiscal year end falls within 93 days of our latest annual fiscal period as filed with the SEC.

No pro forma balance sheet is included in this filing as the Company’s consolidated balance sheet as of June 30, 2019 presented in its Quarterly Report on Form 10-Q gives effect to the transaction.

The Unaudited Pro Forma Combined Statement of Operations for the year ended September 30, 2018 gives effect to the GenePOC business as if it had been acquired as of the beginning of fiscal 2018 and includes historical data as reported by the separate companies. The historical information has been adjusted to give effect to events that are: (i) directly attributable to the transaction; (ii) factually supportable; and (iii) expected to have a continuing impact on the combined results of the companies. The detailed assumptions used to prepare the pro forma financial information are contained in the notes to the Unaudited Pro Forma Combined Statement of Operations (“Pro Forma Statement”).

The acquisition has been accounted for as a business combination (in accordance with ASC 805 Business Combinations) and, as such, assets acquired and liabilities assumed have been recorded at their respective fair values. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to, estimating future cash flows and determining the appropriate discount rate. The estimated fair values of the assets acquired and liabilities assumed on the acquisition date, which serve as the basis for adjustments made within the Pro Forma Statement, are preliminary and subject to change. Any changes to the final fair values are not expected to be material but no assurances can be made in this regard at this time.

The pro forma adjustments reflecting the acquisition of the GenePOC business are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles and upon the assumptions set forth in the Notes included in this section. The Pro Forma Statement has been prepared based on available information, using estimates and assumptions that the Company’s management believes are reasonable. These estimates and assumptions are preliminary and have been made solely for the purpose of developing this Pro Forma Statement.

The Pro Forma Statement does not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified and is not necessarily indicative of the results of operations that may be achieved in the future. The Pro Forma Statement does not reflect any adjustments for cost savings or operating synergies that we may realize as a result of the acquisition. The Pro Forma Statement includes certain reclassifications to conform GenePOC historical information to Meridian’s presentation.

The assumptions used and adjustments made in preparing the Pro Forma Statement are described in the Notes, which should be read in conjunction with the Pro Forma Statement. The Pro Forma Statement and related Notes contained herein should be read in conjunction with the Consolidated Financial Statements and related Notes included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and the Unaudited Condensed Consolidated Financial Statements and related Notes included in our most recently filed Quarterly Report on Form 10-Q for the period ended June 30, 2019.

MERIDIAN BIOSCIENCE, INC. AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended September 30, 2018

(in thousands, except per share data)

	Meridian Bioscience, Inc. Historical (1)	GenePOC Historical (2)	Pro Forma Adjustments (3)		Meridian Bioscience, Inc. Pro Forma Combined
NET REVENUES	$213,571	$216	$—		$213,787
COST OF SALES	83,110	2,329	—		85,439

GROSS PROFIT (LOSS)	130,461	(2,113)	—		128,348

OPERATING EXPENSES
Research and development	16,870	6,441	—		23,311
Selling and marketing	34,468	2,804	(1,867	)(a)	35,405
General and administrative	34,488	1,873	2,948	(b)	39,309
Restructuring costs	8,706	—	—		8,706
Litigation costs	4,345	—	—		4,345

Total operating expenses	98,877	11,118	1,081		111,076

OPERATING INCOME (LOSS)	31,584	(13,231)	(1,081)		17,272
OTHER INCOME (EXPENSE)
Interest income	418	—	—		418
Interest expense	(1,520)	—	(837	)(c)	(2,357)
Other, net	(102)	—	—		(102)

Total other income (expense)	(1,204)	—	(837)		(2,041)

EARNINGS (LOSS) BEFORE INCOME TAXES	30,380	(13,231)	(1,918)		15,231
INCOME TAX PROVISION (BENEFIT)	6,531	—	(195	)(d)	6,336

NET EARNINGS (LOSS)	$23,849	$(13,231)	$(1,723)		$8,895

EARNINGS PER COMMON SHARE:
Basic	$0.56				$0.21
Diluted	$0.56				$0.21
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	42,325				42,325
Diluted	42,754				42,754

(1)	Represents Meridian’s audited results for the year ended September 30, 2018 as reported on Form 10-K filed with the SEC on November 29, 2018.
(2)	Represents the audited Statement of Net Revenues and Direct Operating Expenses of the GenePOC business for the year ended December 31, 2018.
(3)	See Note 3 - Pro Forma Adjustments below.

The accompanying notes are an integral part of this pro forma combined financial statement.

MERIDIAN BIOSCIENCE, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Combined Statement of Operations

(in thousands)

Note 1 - Basis of Presentation

The Unaudited Pro Forma Combined Statement of Operations for the year ended September 30, 2018 combines the historical results of Meridian for the year ended September 30, 2018 and the results of the GenePOC business as reflected within the Abbreviated Statement of Net Revenues and Direct Operating Expenses for the year ended December 31, 2018. The Unaudited Pro Forma Combined Statement of Operations does not reflect the one-time expenses that we incurred in connection with the acquisition, including fees to attorneys, accountants and other professional advisors to conduct due diligence and effect the completion of the transaction. Additionally, the Unaudited Pro Forma Combined Statement of Operations does not reflect the effects of any anticipated cost savings or operating synergies. The Unaudited Pro Forma Combined Statement of Operations does not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. Certain reclassifications have been made within the Unaudited Pro Forma Combined Statement of Operations to conform GenePOC’s historical financial information to Meridian’s financial presentation.

Note 2 - Acquisition of Business of GenePOC

On June 3, 2019, we acquired the business of GenePOC Inc., a Quebec City, Quebec Province, Canada based provider of molecular diagnostic instruments and assays. The purchase agreement contemplates a maximum total consideration of up to $120,000, which based upon the current preliminary valuation is estimated at a total fair value of approximately $77,502. Pursuant to the purchase agreement, the maximum consideration is comprised of the following (noting that the current preliminary valuation values the contingent consideration identified in (ii) and (iii) below at an aggregate amount of approximately $27,200):

(i)	a $50,000 cash payment on June 3, 2019, subject to a working capital adjustment and a holdback of $5,000 to secure selling party’s performance of certain post-closing obligations;

(ii)	two $10,000 installments contingent upon the achievement of certain product development milestones if achieved by September 30, 2020 and March 31, 2021, respectively; and

(iii)	up to $50,000 of contingent consideration payable if certain financial performance targets are achieved during the twelve-month period ending September 30, 2022.

The acquisition was made utilizing cash and equivalents on hand and proceeds drawn from our new $125,000 revolving credit facility, which replaced our previous credit facility. Proceeds from the new credit facility were also utilized to repay and settle the outstanding principal and interest due on our term loan. As a result of currently estimated total consideration exceeding the preliminary fair value of the net assets acquired, goodwill in the amount of $34,482 was recorded in connection with this acquisition, which, pending certain tax planning, is expected to be deductible for tax purposes ratably over 15 years. This goodwill results largely from Meridian’s ability to market and sell GenePOC’s technology and instrument platform through its established customer base and distribution channels.

The recognized preliminary amounts of identifiable assets acquired and liabilities assumed in the acquisition of the GenePOC business are as follows:

PRELIMINARY
Fair value of assets acquired -
Accounts receivable	$58
Inventories	1,617
Other current assets	77
Property, plant and equipment	1,520
Goodwill	34,482
Other intangible assets (estimated useful life):
License agreement (10 years)	5,990
Technology (15 years)	34,040
Government grant (1.33 years)	800

78,584
Fair value of liabilities assumed -
Accounts payable and accrued expenses	1,082

Total consideration (including contingent consideration currently estimated at $27,200)	$77,502

The allocation of the purchase price and estimated useful lives of property, plant and equipment, and intangible assets shown above is preliminary and subject to adjustments to goodwill within the permitted measurement period.

Note 3 – Pro Forma Adjustments

(a)	Adjusts selling and marketing expenses to eliminate expenses related to the sales personnel not continuing employment with Meridian post-acquisition.

(b)	Adjusts general and administrative expenses for the following:

(in thousands)
Elimination of GenePOC’s historical amortization expense on intangible assets	$(18)
Elimination of executive management personnel not continuing employment with Meridian post-acquisition	(463)
Elimination of effect of fees paid to previous ownership and fees paid to certain consultants engaged in exploring and evaluating strategic alternatives	(106)
Record depreciation expense for fair value adjustment to acquired property, plant & equipment (4 years)	67
Record amortization expense for acquired definite-lived intangible assets (i)	3,468

Net pro forma adjustment	$2,948

(i)	Amortization expense relates to the value of the following definite-lived intangible assets, reflected with the estimated useful lives over which they are recorded:

-License agreement (10 years)

-Technology (15 years)

-Government grant (1.33 years)

(c)	Adjusts for interest expense that would have been incurred on the Company’s $27,000 of incremental long-term borrowings associated with the transaction.

(d)

For purposes of this Unaudited Pro Forma Combined Statement of Operations, an estimated income tax rate of 23% has been used for the pro forma adjustments made to the Meridian’s results. Given GenePOC’s historical net loss position, no Canadian income tax benefit has been recognized on the adjustments made to GenePOC’s results. These estimated income tax rates are based on the applicable enacted statutory rates for the period, are estimates and do not take into account future income tax strategies that may be applied to the combined entity.